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EXHIBIT 10.28

1

                                   SYNOPSYS -

                          MARY AVENUE INDUSTRIAL LEASE

                                  ARTICLE 24865

                                     PARTIES

         This Lease, dated, for reference purposes only, January 2, 1996, is made by and between Tarigo-Paul, a California Limited Partnership ("Lessor"), and Synopsys, Inc., a Delaware corporation ("Lessee"). The parties acknowledge and agree that this Lease is subject to the Lessor's ability to obtain financing for the Buildings (defined below) and Site Improvements; accordingly, if, within ninety (90) days of the execution of this Lease by all parties, such financing is unavailable (i) because, based on the financial security of Synopsys as a Lessee, Lessor is unable to obtain satisfactory financing solely due to a material adverse change in Lessee's business operations or financial condition (other than decreases in the value of Lessee's publicly traded shares of stock) occurring after the execution of this Lease, or (ii) due to an industry-wide change in commercial credit markets or Acts of God or major catastrophes, as a result of which commercial lenders in general are no longer willing to provide financing for or based upon the credit of Silicon Valley technology companies. If such financing has not been obtained by such date due to any of the conditions set forth in (i) or (ii) above, then Lessor may terminate this Lease agreement by written notice to Lessee as of such date.

         The parties also acknowledge and agree that certain terms of this Lease as written may limit or restrict the availability of financing, and the parties agree to cooperate in good faith to revise or eliminate any such terms, as long as such revisions do not materially alter the terms of the Lease or the rights of the parties hereto, in order to obtain acceptable financing to ensure the feasibility of the project. Lessor shall update Lessee on a periodic (but not less than every two weeks) basis as to the status of Lessor's attempts to obtain adequate financing for the construction of the Buildings, and agrees to use diligent, good faith efforts to obtain such financing.

                                  ARTICLE 24866

                                    PREMISES
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         Section 1 Real Property. Lessor is the owner in fee simple of that certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California, located at the corner of Mary Avenue and Corte Madera Avenue, more particularly described herein in Exhibit "A" which is attached hereto and incorporated herein (the "Real Property") upon which Lessor, pursuant to the Work Agreement attached hereto as Exhibit C (the "Work Agreement") shall construct the Shell (defined in the Work Agreement) of two (2) office/research and development buildings (the "Buildings"). One of the Buildings will be four
(4) stories, and will contain approximately 105,090 square feet; the other will be either three (3) or four (4) stories depending upon the approval of the fourth story by the City of Sunnyvale, and will contain approximately 70,100 square feet if it is 3 stories, or 105,090 square feet if it is 4 stories. The Buildings are identified on the site plan attached hereto as Exhibit "A" as Building I (approximately 105,090 square feet) and Building II (approximately 70,100 square feet). Said Real Property, together with the Buildings and all Tenant Improvements constructed therein, and all the common areas and all Site Improvements (defined in the Work Agreement) thereon (i.e., including, but not be limited to, all landscaped areas, parking lots, driveways, and sidewalks) appurtenant to the Buildings, is hereby referred to as the "Premises".

         Section 2. Leasing. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor for the Term, at the rental, and upon all of the conditions set forth herein, the Premises.

         Section 3 Parking. The Development Agreement currently in effect with the City of Sunnyvale regarding the Real Property (the "Development Agreement") contemplates the construction of 175,000 square feet of building space and allows for the inclusion of approximately 3.50 passenger vehicle parking spaces for each thousand square feet of leased Premises.

         Section 4. Measurement. Prior to the Delivery Date (defined Section 3.1 below) for each Building, Lessor shall deliver to Lessee (or a representative designated by Lessee) a diskette containing a copy of Lessor's calculation of the square footage of the Buildings (which square footage as set forth throughout this Lease shall be measured from the face of the outside walls), in AutoCad compatible format for certification by Lessee. Either


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Lessor or Lessee at any time after a Building Shell has been completed but before the Tenant Improvements have been completed, may request that an architect mutually acceptable to the parties hereto measure and confirm the actual number of square feet in the Building and/or Buildings in accordance with the standards provided in this Section 2.4. The actual square footage so determined shall be used for all purposes of this Lease, including, without limitation, the calculation of Base Rent pursuant to Section 4.1. The cost of such determination shall be borne by the party requesting the same.

         Section 5. Generally. It is the intention of the parties hereto that, following construction of the Shell of the Buildings, and all Site Improvements (defined in the Work Agreement) (all such work to be performed by Lessor pursuant to the provisions of Section II of the Work Agreement), Lessee shall construct within the Buildings its Tenant Improvements pursuant to Section III of the Work Agreement and shall thereafter operate, manage, maintain (except as set forth herein) and exercise day-to-day control over the Premises during the term of this Lease (the "Term"). During the Term, Lessee shall have the exclusive right to use the entirety of the Real Property and the Buildings, including the ground floor lobby, bathrooms, halls, passages, exits, entrances, elevators, storage areas, stairways and the roof of the Buildings and all other areas of the Premises.

                                  ARTICLE 24867

                                      TERM

         Section 1 Term. The Term shall be for ten (10) years, commencing on the "Commencement Date" established pursuant to the procedure set forth below in this Section. Pursuant to the provisions of Section II of the Work Agreement, Lessor shall construct and deliver the Shell of the Buildings, the Site Improvements, and the Common Areas and deliver the same to Lessee. The Shells of the Buildings are intended to be delivered on or about February 1, 1997, (such date being referred to herein as the "Target Delivery Date", and the date upon which Lessor actually delivers the Building Shells to Lessee with all work required to be performed by Lessor therein substantially complete is referred to herein as the "Delivery Date"). The Commencement Date shall be the date that is the earlier of (i) the later to occur of (A) one hundred fifty (150) days following the date that Lessor allows Lessee's contractor access to the Buildings,


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substantially completed as set forth in Section III.I. of the Work Agreement For
Construction Of Premises (Exhibit "C"), for the commencement of the construction of the Tenant Improvements (which is anticipated to occur at least thirty (30) days prior to the Delivery Date)and (B) one hundred twenty (120) days following the actual Delivery Date, and (ii) the date that Lessee occupies the Buildings and commences business in the Premises. The parties shall execute a "Memorandum of Commencement of Lease Term" in the form of Exhibit ___ attached hereto when the Commencement Date becomes known.

         Section 2 Option to Extend.

                  1 Exercise. Lessee is given two (2) options to extend the Term (each, an "Option to Extend") for five-year periods each (for a total of ten
(10) additional years) (each such Term being referred to herein as an "Option Term"), following expiration of the initial Term, which options may be exercised only by written notice ("Option Notice") from Lessee to Lessor given not less than nine (9) months prior to the end of the initial Term, or not less than one hundred eighty (180) days prior to the end of the initial Option Term (each, an "Option Exercise Date"); provided, however, if Lessee is in material default under this Lease (beyond the expiration of applicable grace periods) on the Option Exercise Date, the Option Notice shall be totally ineffective, and this Lease shall expire at the end of the initial Term or at the end of the then expiring Option Term. The right of Lessee to exercise the Option to Extend shall not be affected by any sublease or assignment of this Lease previously entered into by Lessee pursuant to the provisions of this Lease.

                  2 Rent. In the event Lessee exercises an Option to Extend set forth herein, the Option Term shall be subject to all the terms and conditions of this Lease except that the rent payable by Lessee during the Option Term shall be equal to ninety-five percent (95%) of the then Fair Market Rent (defined below), as determined under subparagraph (b) below, but in no event less than the monthly rent prevailing on the last month of the initial Term, or on the last month of the then expiring Option Term. "Fair Market Rent" shall mean the effective rate being charged and received for comparable space in similar buildings in the vicinity, including periodic adjustments thereto as applicable during the period of the Option Term (i.e., of a similar age and quality considering any recent renovations or modernization, and floor plate size; or, if


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such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Building and Premises as contrasted to other buildings used for comparison purposes), with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, proposed term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants.

                  3 Determination of Fair Market Rent.

                           (a) Negotiation. At any time following the date that
is twelve (12) months prior to the end of the initial Term (or the first Option Term, as applicable), Lessee may send written notice to Lessor requesting Lessor's good faith best estimate of the Fair Market Rent applicable to the Premises for the Option Term in question. Within fifteen (15) days after receipt of such request, Lessor shall deliver to Lessee, Lessor's good faith best estimate of the Fair Market Rent applicable to the Option Term. Without any obligation on the part of the Lessee to exercise an Option to Extend prior to the applicable Option Exercise Date, the parties agree to consult, meet, confer and negotiate in good faith the applicable Fair Market Rent therefor. If, however, Lessee so exercises the Option to Extend in a timely manner and prior to an agreement between the parties as to the Fair Market Rent, the parties shall then meet in good faith to negotiate the Fair Market Rent for the Premises for each respective Option Term, including fair market periodic adjustments thereto, if applicable, during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the "Negotiation Period"). If, during the Negotiation Period, the parties agree on the Fair Market Rent applicable to the Premises for the Option Term (including periodic adjustments thereto, if applicable), then such agreed amount shall be the Fair Market Rent for purposes of determining the rent payable by Lessee hereunder during the Option Term.

                           (b) Arbitration. In the event that the parties are
unable to agree on the Fair Market Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall separately designate an appraiser to make this determination. Each appraiser shall be a


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member of MAI. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party. Within fifteen (15) days after their selection, each of the initial two appraisers shall submit to the third appraiser a sealed envelope containing such appraiser's good faith best determination of the Fair Market Rent for the Premises for the Option Term; concurrently with such delivery, each such appraiser shall deliver a copy of their determination to the other appraiser. Within ten (10) days following receipt of such submissions, the third appraiser shall make its own good faith determination of the applicable Fair Market Rent for the Premises for the Option Term, and then determine which of the two appraisers' determinations most closely reflects said third appraiser's determination. The determination most closely reflecting the third appraiser's determination shall be deemed to be the Fair Market Rent for the Premises during the Option Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraiser selected by the parties, but must select one or the other of such appraisers' submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles said third appraiser's calculation of Fair Market Rent, calculate the amount which is ninety-five percent (95%) of the thus-determined Fair Market Rent, and concurrently notify both parties hereto. The parties shall share the appraisal expenses equally.

         Section 3 Governmental Approvals. As noted in Section 2.3 above, the Development Agreement allows for the construction of 175,000 square feet of building space, measured from the face of the outside walls, and includes the site plan and elevation specifications for the Real Property. As of the date of this Lease, Lessor is currently working with the City of Sunnyvale to obtain an amendment to the Development Agreement in order to increase the allowed square footage to approximately 210,180 square feet. If such an amendment is obtained, then the second Building will be increased in size from an approximately 75,000 square foot Building to an approximately 105,090 square foot Building. If such an amendment is not obtained, then Lessor will proceed with the construction of the 175,000 square feet of Building space. Lessor anticipates that the City of Sunnyvale will

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render its decision on the approval of the amendment by February 6, 1996 (the
"Zoning Approval Date"). Lessor agrees to use best efforts to obtain such approvals on or before the Zoning Approval Date and shall periodically (no less often than bi-weekly) update Lessee in reasonable detail as to the status of Lessor's efforts. If, notwithstanding Lessor's reasonable efforts, Lessor does not obtain those governmental approvals, Lessor shall immediately notify Lessee.


         Section 4  Construction Approvals.

                  1 Special Assessment District. The Premises are in a special assessment district which was created when the City of Sunnyvale completed the extension of Mary Avenue. The 1995-1996 property taxes for the parcel in which the Premises are situated (APN: 165-32-003-00) include a special assessment tax of $99,929.74.

                  2 Detailed Plans. As described in Section II of the Work Agreement, Lessor shall provide Lessee with the opportunity to work with Lessor's qualified Structural and Architectural Engineers in the preparation of the complete, detailed plans and specifications for the construction of the Buildings and the Site Improvements. These plans, when approved by Lessor and Lessee, shall be designated as Exhibit "B" and incorporated into this Lease Agreement. Attached as Exhibit "C" to this Lease Agreement is the Work Agreement governing the Construction of the Building Shells, the Site Improvements and Tenant Improvements, and attached to this Lease as Exhibit "D" is a schedule of Cost Responsibilities of Lessor and Lessee, which describe the planning and expense responsibilities of the Lessor and Lessee with respect to the construction of the Building Shells, the Site Improvements and Tenant Improvements.

                                  ARTICLE 24868

                             RENT: SPECIAL NET LEASE

         Section 1 Base Rent. Lessee shall pay to Lessor base rent for the Premises ("Base Rent") in advance, on the first day of each month of the Lease Term and commencing on the Commencement Date, according to one of the following schedules of Base Rent, depending upon whether the Buildings consist of approximately 175,000 square feet or approximately 210,180 square feet:


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IF THE BUILDINGS CONSIST OF APPROXIMATELY 210,180 SQUARE FEET:

                             Rent Per                  Square                            Monthly
         Months            Square Foot                 Footage                          Base Rent
         ------            -----------                 -------                          ---------
         01-03            $ 0.00 "NNN"                210,180 sq. ft.                   $    0.00
         04-30              1.50 "NNN"                210,180 sq. ft.                   $ 315,270
         31-60              1.60 "NNN"                210,180 sq. ft.                   $ 336,288
         61-90              1.70 "NNN"                210,180 sq. ft.                   $ 357,306
         91-120             1.80 "NNN"                210,180 sq. ft.                   $ 378,324

IF THE BUILDINGS CONSIST OF APPROXIMATELY 175,000 SQUARE FEET:

                             Rent Per                  Square                            Monthly
         Months            Square Foot                 Footage                          Base Rent
         ------            -----------                 -------                          ---------
         01-03            $ 0.00 "NNN"                175,000 sq. ft.                   $    0.00
         04-30              1.475"NNN"                175,000 sq. ft.                   $ 258,125
         31-60              1.575"NNN"                175,000 sq. ft.                   $ 275,625
         61-90              1.675"NNN"                175,000 sq. ft.                   $ 293,125
         91-120             1.775"NNN"                175,000 sq. ft.                   $ 310,625

         Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment (based on a 30 day month). Base Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

         Section 4.2. Advance Rental. Lessee shall pay to Lessor, upon execution of this Lease, an advance rental equal to $258,125 for the first monthly base rent payable under the Lease, based on the final square footage of the Premises being 175,000 square feet. In the event that approval is obtained for the 210,180 square feet of building space, then this advance rental shall be increased to $315,270 upon the Lessor's receipt of such approval. In the event that this Lease is terminated prior to the Commencement Date, then this advance rental shall be returned to Lessee within fifteen (15) days of such termination; if Lessor delays in returning this advance rental beyond said 15 days, then Lessor shall pay to Lessee interest on such sum at the rate of ten percent (10%) per year from the date that is 15 days after said termination.


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         Section 4.3 Special Net Lease. This Lease is what is commonly called a
"Net, Net, Net Lease", it being understood that Lessor shall receive the rent set forth in Section 4.1 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature except as otherwise provided in this agreement. In addition to the rent reserved by Section 4.1, Lessee shall pay to the parties respectively entitled thereto all impositions, insurance premiums, taxes, assessments, operating charges, maintenance charges, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease for the entire Premises during the Term. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, except as herein expressly provided and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

                                  ARTICLE 24869

                                       USE

         Section 1 Use. The Premises shall be used and occupied for offices, research and development, and manufacturing and for any other lawful purpose, including such ancillary uses as lunchrooms, computer centers, classrooms, auditoriums and other purposes consistent with such use as a corporate office/R&D complex. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste, nuisance or disturbances.

         Section 2 Compliance with Law.

                  1 Lessor warrants to Lessee that the Premises (including without limitation, all Site Improvements), in its state existing on the Commencement Date, but without regard to the use for which Lessee will use the Premises, does not violate and will be in compliance with any covenants, conditions or restrictions of record, as well as any applicable zoning, building code, regulation, law, rule or ordinance (including, without limitation, the Americans With Disabilities Act [ADA]) in effect on the


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Commencement Date. Lessor further agrees that, during the Term, if the ADA is amended to require modifications or additions to the exterior of one or both of the Buildings and/or the Site Improvements, and such modifications or additions are not caused by Lessee's specific use of the Premises, then Lessor shall make such modifications or additions to the exterior of the buildings (but not to the interior) at the Lessor's sole cost. Lessor shall indemnify, defend, protect and hold Lessee harmless from and against any and all loss, cost, damage or liability arising in any manner out of Lessee's warranty set forth herein being incorrect or untrue.


                  2 Except as provided in paragraph 5.2(a), Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants, and restrictions of record, and requirements in effect during the Term or any part of the Term, regulating the use by Lessee of the Premises.

                  (c) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance, with the applicable zoning and permit laws, hazardous waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 5.1, above.

         Section 3 Condition of Premises.

                  Subject to all of the terms of this Lease Agreement for the construction of improvements,

                  1 Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date, and Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in proper operating condition on the Commencement Date, that those systems shall have been built in accordance with the approved plans therefor, and in a workmanlike manner. In the event that it is determined that any of these warranties has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within one (1) year of the Commencement Date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations here under, except as to latent

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defects. In the event of Lessor's nonconformance with respect to these warranties, Lessee shall have the right to have all Contractor's Guarantees and Warranties assigned to Lessee.

                  2 Pursuant to the provisions of the Work Agreement, Lessor also warrants that the Shell improvements and the Site Improvements referenced in Exhibit "B" shall be free of defects, built according to the approved Construction Documents therefor, and in a workmanlike manner. The parties acknowledge and agree that the term "workmanlike" as used throughout this Lease to denote the appropriate construction standards shall mean standards substantially similar to those used in Lessor's "Argo Boeing Project" in the vicinity of the Premises.

                  3 Except as otherwise provided in this Lease, Lessee shall accept the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county, state, and other laws, ordinances, and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached thereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

         Section 4 Signage. During the Term, Lessee shall have the right to place such exterior signage on the Premises (in the form of signage affixed to one or both of the Buildings or monument signage, or otherwise) as Lessee, in its reasonable discretion, deems advisable, provided that (i) all such signage shall comply with all applicable codes, laws, rules or regulations (including any recorded covenants, conditions and restrictions), and (ii) at the request of Lessor, at the end of the Term, Lessee shall remove any such signage and repair any damage to the Premises caused by such removal.

                                  ARTICLE 24870

                      MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 1 Maintenance - Premises.


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                  1 Lessee's Obligations. Throughout the Term, Lessee agrees to keep and maintain the Premises, including all improvements and appurtenances thereto (such as sewer connec tions, plumbing, heating and cooling appliances, wiring, and glass), in good order, condition and repair, reasonable use and wear and tear associated with Lessee's use of the Premises for the purposes permitted under Article V above and damage due to casualty (covered by Article VIII below) or condemnation (covered by Article XVIII below) excepted. Lessee hereby expressly waives the provisions of any law permitting repairs by a tenant at the expense of a landlord, including, without limitation, all rights of Lessee under Sections 1941 and 1942 of the California Civil Code. Lessee agrees to keep the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction. Lessee further agrees to keep the interior of the Premises, such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to regularly remove all trash and debris which may be found in or around the Premises.

                  2 Lessor's Obligations. Notwithstanding any of the foregoing to the contrary, Lessor, at Lessor's sole cost, agrees to promptly make all structural repairs to the Buildings' roof and the exterior walls (provided that the damage to the exterior walls or rooftops is not caused by Lessee, in which event Lessee shall, at Lessee's cost and expense, repair the same). Additionally, and provided that Lessee has adequately maintained the roofs according to the standards set forth in Section 6.3, Lessor shall be responsible for the restoration of the roofs when their useful life has expired. All such work shall be commenced by Lessor promptly, but in no event later than thirty
(30) days following the earlier to occur of (i) Lessee's delivery to Lessor of notice of the need for such work, and (ii) Lessor's discovery that such work is required. Such work shall be performed pursuant to plans and specifications reasonably approved by Lessee, all in a manner and so as to cause the least possible interference with the performance of Lessee's business operations in, and Lessee's (and Lessee's employees' and invitees') access to the Premises and Buildings.

         Section 2 Maintenance - Common Areas.

                  1 Lessee's Responsibility. Lessee shall be responsible for maintaining in a good and clean condition


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the common areas of the Premises, to include trash removal, landscape maintenance, sidewalks, driveways, parking lots, including striping and re-sealing, sprinkler systems, lighting, ponds, fountains, and drains.

                  2 Lessor's Responsibility. Provided that Lessee has adequately maintained such Common Areas according to the standards set forth in Section 6.3, Lessor agrees, at Lessor's sole cost and expense, to replace the parking lot areas, landscaping, and sprinkler systems when each's useful life has expired.

         Section 3 Standards of Performance; Failure to Perform.

                  (a) Standards of Performance. Lessor and Lessee shall perform their respective obligations under this Article according to generally accepted industry standards to get the maximum useful life from the Premises as a whole and from each of the improvements therein. Lessor shall have the right to review and reasonably approve all maintenance contracts into which Lessee enters with third parties, and to enter onto the Premises as set forth in Article XIV to inspect the Premises to ensure that proper and adequate maintenance is being performed to Lessor's satisfaction. For the purpose of ensuring proper maintenance and repair, Lessor and Lessee shall mutually agree upon a contractor to inspect the Premises on an annual basis, which annual inspection shall be paid for by Lessee; said contractor shall deliver duplicate copies of its inspection report to Lessor and Lessee simultaneously. Lessor and Lessee agree to perform, according to their respective obligations hereunder, the additional maintenance and/or repair, if any, that such contractor suggests be made in its inspection report. Lessor may, at Lessor's expense and with reasonable notice to Lessee and coordination with Lessee's scheduling, cause inspections of the HVAC, roof, parking lot, and landscaping by contractors mutually agreed upon by Lessor and Lessee to occur more frequently than annually in the event that Lessor reasonably believes that such inspections are necessary, and the parties shall perform any additional maintenance or repair suggested by such contractor.

                  (b) Failure to Perform. If Lessee refuses or neglects to commence any such repairs and/or maintenance suggested by such contractor and required by Lessee under this Lease, and complete the same within a reasonable time after written notice thereof from Lessor, then Lessor may


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enter the Premises and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby. Lessee agrees that upon demand, it shall pay to Lessor the cost of any such repairs or maintenance, together with accrued interest from the date of payment at the rate of ten percent (10%) per year.

                  If Lessor fails to make any of the repairs suggested by such contractor and required to be made by Lessor hereunder, Lessor shall be liable to Lessee, its employees, invitees, or licensees for any damage to person or property occasioned thereby, and Lessee's remedy shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the cost of such repairs, together with accrued interest from the date of payment at the rate of ten percent (10%) per year. Lessee shall give Lessor written notice of repairs to be made by Lessor and Lessor shall have a reasonable time to perform the same.

         Section 4  Alterations and Additions.

                  1 Generally. Subject to the provisions of Section 5.4 above regarding Lessee's right to install signage, no changes, alterations, or additions shall be made to the structural walls or roof of the Buildings by Lessee, and no other material changes, alterations, or additions shall be made to the Premises (with "material", for the purposes of this subparagraph (a) only, meaning changes or alterations costing in excess of Fifty Thousand Dollars ($50,000.00)) without the prior written consent of Lessor, which Lessor will not unreasonably withhold, condition or delay. Lessee shall, however, provide notice to Lessor of all changes, alterations, or additions, whether or not such changes, alterations, or additions are structural or material.

                  2 Work Requiring Lessor's Consent. As a condition to giving its consent to proposed changes, alterations or additions requiring such consent hereunder, Lessor may require that Lessee agree to remove any such alterations, additions, or improvements, including those made to the structural walls or roof of the Buildings, at the expiration of the Term and to restore such portion of the Buildings to their prior condition. All changes, alterations, or additions to be made to the Premises shall be under the supervision of a competent architect or competent licensed structural engineer and any changes, alterations or additions to the structural walls or roof of the Buildings shall be made in accordance with plans and specifications which have been furnished to and approved by Lessor prior to commencement of work. In connection therewith, Lessor shall review and approve (or disapprove) such plans and specifications within twenty (20) business days following delivery of the same by Lessee (except for non-structural material changes, which shall be approved or disapproved within ten (10) business days), such approval not to be unreasonably withheld. All work shall be done at the sole cost of Lessee, and such alterations, changes and add itions shall be constructed in good and workmanlike manner in accordance with all ordinances and laws relating thereto. Any addition to, or alteration of, the Premises, except furniture and trade fixtures and removable equipment (including, without limitation, CPU's generators, UPS systems, telecommunication systems, security systems, data systems and portable air conditioning equipment), shall remain for the benefit of and become the property of Lessor at the expiration or sooner termination of this Lease. Notwithstanding the foregoing, during the Term, title to any alterations, additions, changes, or improvements to the extent paid for by Lessee (including any Tenant Improvements paid for by Lessee) shall remain in Lessee, and Lessee shall be entitled to any depreciation deductions and other tax benefits, if any, attributable to such alterations, additions, changes or improvements. All heating, lighting, electrical, air conditioning, full height partitioning, drapery, and carpeting installations made by Lessee together with all property that has become an integral part of the Premises, shall be and become the property of Lessor upon expiration or sooner termination of this Lease, and shall not be deemed trade fixtures. Lessee agrees to advise Lessor in writing at least two (2) days before the date upon which any alterations will commence in order to permit Lessor to post notices of non-responsibility to avoid liability to contractors or material suppliers for payment for Lessee's improvements. Lessee will at all times permit such notices to be posted and to remain posted until the completion of the work.

         Section 6.5. Tenant Improvements.

         Lessor shall provide to Lessee the Shell Buildings as described in Exhibit "D" attached hereto, and a Tenant Improvement allowance of Thirty Dollars ($30.00) per square foot to be used for the Tenant Improvements outlined in Exhibit "D", all as outlined in the Work

Agreement for Construction of Premises attached as Exhibit "C".

                                  ARTICLE 24871

                                    INSURANCE

         Section 1 Property/Rental Insurance-- Premises. During the term of this Lease, Lessor shall keep the Premises insured against loss or damage by fire and those risks normally included in the term "all risk" including (a) flood coverage, (b) earthquake coverage at the election of Lessor, (c) coverage for loss of rents and (d) boiler and machinery coverage if the Lessor deems such coverage necessary. Any deductibles, not to exceed $25,000/$50,000, shall be paid by Lessee. The amount of such insurance shall be not less than one hundred percent (100%) of the replacement value of the Premises; such insurance shall include a so-called "change-in-code" endorsement insuring the increased costs of reconstructing the Premises incurred due to the need to comply with applicable codes. Lessor agrees to cooperate with Lessee as much as is reasonably practicable to procure insurance coverage at a commercially competitive cost. Any recovery received from said insurance policy shall be paid to Lessor and thereafter applied by Lessor to the reconstruction of the Premises in accordance with the provisions of Article VIII below.

         Lessee, in addition to the rent and other charges provided herein, agrees to reimburse Lessor for the cost of the premiums for all such insurance covering the Premises. Such reimbursement shall be made within fifteen (15) days of Lessee's receipt of a copy of Lessor's statement therefor, accompanied by reasonable backup documentation. Lessee shall pay to Lessor any deductibles (subject to the above conditions) owing, accompanied by reasonable back-up documentation, within fifteen (15) days after receipt of notice from Lessor of the amount owing.

         Section 2 Property Insurance--Fixtures and Inventory. During the term, Lessee reserves the right to insure or "self insure" its fixtures, leasehold improvements, furnishings, merchandise, equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter. Should Lessee not elect to "self insure", Lessee shall, at its sole expense, maintain insurance with "all risk" coverage on any fixtures, leasehold improvements, furnishings, merchandise, equipment, or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof, and Lessor shall not have any responsibility nor pay any costs for maintaining any types of such insurance. Any deductibles shall be paid by Lessee.

         Section 3 Lessor's Liability Insurance. During the term, Lessor shall maintain a policy or policies of comprehensive general liability insurance insuring Lessor (and such others as designated by Lessor) against liability for bodily injury, death and property damage on or about the Premises or the common area, with combined single limit cover age of not less than Eighteen Million Dollars ($18,000,000).

         Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor the premiums for all such insurance. The insurance premiums shall be paid in accordance with Article IV, within fifteen (15) days of Lessee's receipt of a copy of Lessor's statement therefor.

         Section 4 Lessee's Responsibilities With Regard To Liability Insurance. During the term, Lessee reserves the right to "self insure" itself. Should Lessee not elect the right to "self insure", Lessee shall then, at its sole expense, maintain for the mutual benefit of Lessor and Lessee, compre hensive general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about the Premises or arising out of the use or occupancy of the Premises, with combined single limit coverage of not less than Five Million Dollars ($5,000,000). The limits of such insurance shall not serve to limit the liability of Lessee. Lessee shall furnish to Lessor prior to the Commencement Date, and at least twenty (20) days prior to the expiration date of any policy, certificates indicating that the liability insurance required by Lessee above is in full force and effect; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.6 "Indemnification"; and that all such policies will not be canceled unless thirty (30) days' prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor and with policies in form satisfactory to Lessor, provided however, that such approval shall not be unreasonably withheld.

         Section 5 Mutual Waiver of Claims. Notwithstanding an other provisions of this Lease to the contrary, Lessor hereby releases Lessee, and Lessee hereby releases Lessor, and their respective subtenants, assignees, officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense, or injury to the Premises, or to the furnishings and fixtures and equipment, or inventory or other property of either Lessor or Lessee in, or about or upon the Premises or the Buildings, which are or would be included in a standard "all risk" insurance policy, whether or not such loss or damage is due to the negligence of Lessor or Lessee, their agents, employees, guests, licensees, invitees, or contractors. Provided that such is available, each party hereto shall obtain insurance coverage pursuant to this Article VII which contains a waiver of subrogation rights by the insurer as is applicable to this Section 7.5.

         Section 6 Indemnification.

                  1 Lessee's Indemnification. Lessee shall indemnify Lessor and save it harmless from and against:

                           (a) Any and all claims of liability or expense for any injury or damage to any person or property arising from the use by Lessee, its agents, licensees, employees, or invitees of the Premises or the Buildings, or from the conduct of Lessee's business, or from any activity, work, or thing done, permitted, or suffered by Lessee (other than work performed by Lessor or Lessor's contractors, employees or agents), in or about the Premises or the buildings except:

                                    (A) claims and liabilities to the extent
                  caused by the acts or omissions of Lessor, its agents, employees, contractors, or invitees, or

                                    (B) claims and liabilities for property
                  damage addressed in Section 7.5, above;

                           (b) Any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under this Lease.

Further, in the event that any claim indemnified herein does not involve the acts or omissions of Lessor, its agents, employees, contractors' or invitees, such indemnity shall also include all reasonable costs, attorneys' fees, and expenses incurred in the defense of any such claim or action or proceeding brought thereon. In the event any such action or proceeding is brought against Lessor by reason of any claim falling within the scope of the foregoing indemnity, and in the absence of any negligence on the part of Lessor, Lessee upon prompt notice in writing from Lessor shall have the right to defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. Lessor agrees to cooperate fully and completely with Lessee's counsel in this event.

                  2 Lessor's Indemnification. Lessor shall indemnify Lessee and save Lessee harmless from and against any and all claims of liability or expense for any injury or damage to any person or property arising from (i) any act or omission of Lessor, or Lessor's agents, licensees, employees, contractors or invitees on or about the Premises, and (ii) any and all claims arising from any breach or default in the performance of any obligation on Lessor's part to be performed under this Lease. Such indemnity shall also include all reasonable costs, attorneys' fees and expenses incurred in the defense of any such claim or action or proceeding brought thereon. In the event any such action or proceeding is brought against Lessee by reason of any claim falling within the scope of the foregoing indemnity, and in the absence of any negligence on the part of Lessee, Lessor, upon prompt notice in writing from Lessee, shall have the right to defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee. Lessee agrees to cooperate fully and completely with Lessor's counsel in this event.

                  3 Survival. The indemnity obligations set forth in this
Section 7.6 shall survive the expiration or sooner termination of this Lease.

                                  ARTICLE 24872

                              DAMAGE OR DESTRUCTION

         Section 1 Destruction of the Premises. In the event of a partial destruction of the Premises during the term of the Lease from any cause except for incidental damage and destruction caused by vandalism and accidents for which Lessee is responsible under Article VI, Lessor, upon receipt of insurance proceeds paid in connection with such casualty, shall forthwith repair the same in a workmanlike manner, provided the repairs can be made in a reasonable time under the laws and regulations of the state, federal, county, or municipal authorities. Lessor shall notify Lessee, as soon as reasonably possible, (a) whether in

Lessor's reasonable, good faith judgment insurance proceeds adequate to make the necessary repairs are not, for any reason, available to Lessor from Lessor's insurance policies, including the fact that the loss has resulted from a casualty not required to be insured against by Lessor under Article VII above and (b) Lessor's good faith estimate of the time period necessary to substantially complete all such repairs. In such an event, Lessor may elect to terminate this Lease unless Lessee, at Lessee's sole option, elects to make funds available to Lessor to make the required repairs, in which case this Lease shall not be terminable by Lessor under this Section 8.1. Such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent until such repairs are completed (provided that fire and other destructions to the Premises shall not have been caused by the fault or neglect of Lessee, its agents, servants, employees or invitees). Such proportionate reduction is to be based upon the extent to which such damage and/or the making of such repairs shall interfere with the business carried on by the Lessee on the Premises. Lessor shall use diligence in making such repairs within a reasonable period, acts of God, industry-wide strikes, and delays beyond Lessor's control excepted, in which instance the time period shall be extended accordingly, and the Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided in this Section. A total destruction of the improvements on or in any one Building shall not terminate the entire Lease, but the Lease shall then be adjusted to compensate for the loss of the square footage of the destroyed Building and the rental amount adjusted accordingly.

         Section 2 Lessee's Termination Rights. In the event of a partial destruction of more than twenty-five percent (25%) of the entire Premises, the Lessee shall have the following termination rights under the following circumstances:

                  1 Lessor shall determine and notify Lessee in writing within ninety (90) days from the date of the casualty if, in Lessor's reasonable judgment, the damage cannot, with diligent reasonable efforts, be substantially repaired and restored under applicable laws and governmental regulations within twelve (12) months from the date of the casualty, in which case Lessee may elect to terminate this Lease by giving written notice of such election to Lessor within thirty (30) days after Lessor's notice to Lessee, such termination to be effective thirty (30) days after the delivery of such notice to Lessor. In addition, if this Lease has not been terminated by Lessee as provided in the immediately preceding sentence, and the Premises have not actually been substantially repaired and restored within twelve (12) months from the date of the casualty (with an additional allowance of up to six (6) additional months beyond said 12 months for any delays for cause as set forth in Section 21.18), Lessee may elect to terminate this Lease by giving written notice of such election to Lessor within fifteen (15) days after the end of such period, such termination to be effective thirty (30) days after the delivery of such notice to Lessor.

                  2 Lessee may, at its option, elect to terminate this Lease if Lessor is required or has elected to repair or restore the Premises, and either
(i) fails to apply for any permits required for such repair and restoration in a reasonable time following the receipt by Lessor of insurance proceeds, or Lessor thereafter fails to proceed to diligently pursue reasonable efforts to obtain such permits, or (ii) has failed to commence such repair or restoration (including demolition and related preparation for the restoration) within thirty
(30) days after issuance of required permits and approvals, or (iii) has so commenced such repair or restoration and thereafter fails to diligently and in good faith pursue reasonable efforts to complete such repair or restoration, which failure has continued for a continuous period of at least forty-five (45) days; provided, however, that if Lessor shall be delayed in pursuing and completing such repair or restoration by reason of any cause described in
Section 21.18 below, then such time periods shall be extended by the amount of any such delay.

         Section 8.3 Arbitration. Any disputes arising out of this Article shall be settled by arbitration in accordance with the rules of the American Arbitration Association for commercial arbitration as then in effect and in accordance with applicable statutes. The judgment or award rendered by the arbitrators shall be final and conclusive except only as provided by applicable law, and may be entered in any court having jurisdiction. The out-of-pocket expenses and fees of the arbitrators shall be shared equally by the parties.

                                  ARTICLE 24873

                               REAL PROPERTY TAXES

         Section 1 Payment of Taxes. Lessee shall pay the Real Property Tax, as defined in Section 9.2, applicable to the Premises during the Term. With respect to any Real Property Taxes not billed directly to Lessee, Lessor shall provide Lessee, on the later of sixty (60) days prior to the date upon which any installment or payment of Real Property Taxes would become delinquent or five
(5) business days after Lessor receives the tax bill, a statement setting forth the amount of Real Property Taxes payable, the portion thereof that Lessee is obligated to pay and the date upon which such installment or payment will become delinquent, which statement shall be accompanied by copies of the relevant tax bills. Lessee shall pay to Lessor the portion of any such installment or payment required to be paid by Lessee on or before the tenth (10th) day preceding the date upon which such installment or payment will become delinquent. Lessor will deliver to Lessee copies of the payment receipts for such Real Property Taxes promptly following the payment thereof by Lessor. If any such Real Property Taxes paid by Lessee shall cover any period of time prior to the Commencement Date or after the expiration of the Term, Lessee's share of such Real Property Taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such Real Property Taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the rate of ten percent (10%) per year from the date such amount was paid by Lessor to the taxing authority. Any refund of Real Property Taxes previously paid by Lessee, whether by virtue of any general refund by any governmental authority, any reduction or increase in any tax rate on the assessed value of any property on which such Real Property Taxes are calculated, or otherwise, and whether occurring during the Term or following the expiration thereof, shall be paid to Lessee; Lessor shall pay such refund to Lessee within thirty (30) days after receipt thereof.

         Section 2 Definition of "Real Property Tax". As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, supplemental, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income, corporate, gross receipts, franchise or estate taxes, or any penalty or charge imposed upon Lessor (but not on the Premises) by any governmental authority, unless Lessor incurs such taxes, penalties or charges due to the failure of Lessee to observe or perform any of Lessee's obligations hereunder in the manner and within the time periods provided for herein) imposed on the Premises by any authority having the direct or indirect power to tax, including any improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, but excluding any imposition as against Lessor's right to rent or to gain other income therefrom, or as against Lessor's business of leasing the Premises.

         Section 9.3 Lessee's Right to Challenge. Lessee shall be entitled to contest by appropriate proceedings the amount, validity or application, in whole or in part, of any Real Property Taxes or other acts or enactments by any governmental authority imposed upon the Premises (collectively, "Enactments"), provided that any such contest shall not delay or defer Lessee's obligation to pay any Real Property Taxes or perform any of its other obligations in accordance with the provisions of this Lease. Lessee shall be entitled, at its own expense, to contest the Enactment upon giving Lessor notice of Lessee's intention to do so at least ten (10) days prior to the delinquency of such Real Property Taxes required to be paid by Lessee hereunder or within thirty (30) days following notice of such other Enactment from the applicable authority or from Lessor, as the case may be. Lessee shall be entitled to any refund as a result of Lessee's contest of any Enactment to the extent that such refund is a refund of sums which had been paid by Lessee. In addition to any other indemnification obligations required under this Lease, in the event of any such contest, Lessee shall indemnify and hold Lessor harmless against all loss, cost, expense or damage, including reasonable attorneys' fees, resulting from any contest under this Section 9.4. If Lessee conducts a contest pursuant to the provisions of this Section 9.4, at Lessee's request Lessor shall cooperate by bringing in its name or joining in any proceeding to protest the amount, application or validity of any such Enactment and executing all necessary documents that such party shall approve in its reasonable discretion in connection with any such proceeding. Lessor shall not settle any such proceeding under this Section 9.4 without the prior written approval of Lessee, which shall not be unreasonably withheld.

         Section 9.4 Personal Property Taxes.

                  1 Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                  2 If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

                  3 If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the rate of ten percent (10%) per year.

                                  ARTICLE 24874

                                    UTILITIES

         Lessee shall pay prior to delinquency throughout the Term the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping, and all other materials and utilities supplied to the Premises. Lessor, at Lessor's cost, shall provide for Lessee separate utility meters to each Building.

                                  ARTICLE 24875

                            ASSIGNMENT AND SUBLETTING

         Section 1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent which Lessor shall not unreasonably withhold, condition or delay. Lessor shall respond to Lessee's request for consent hereunder within twenty (20) days following delivery to Lessor of the documentation specified in Section 11.5 and Lessee's request for Lessor's consent to such proposed transaction (specifying in reasonable detail the grounds for any disapproval); if Lessor fails to timely respond to such request, Lessor shall be deemed to have approved such proposed transaction. Lessor's consent shall not be deemed unreasonably withheld if consent is denied because the Lessor reasonably determines that the proposed sublessee is not financially capable of meeting the sublease obligations as they become due. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this lease. Notwithstanding any other provision of this Article XI to the contrary, Lessee shall have the right, without prior notice to or the approval Lessor, to sublease part of the Premises (up to a maximum of 25% of the rentable area in the Premises) or on office-by-office basis to Lessee's customers, vendors, or corporate venture parties.

         Section 2 Lessee Affiliate. Without the requirement of Lessor's prior consent, Lessee may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

         Section 3 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, provided that Lessee received a copy of any notice of default issued by Lessor, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

         Section 4 Excess Rent. In the event Lessor shall consent to a sublease or an assignment under the Lease, Lessee shall pay to Lessor with its regularly scheduled rent payments fifty percent (50%) of all sums collected by Lessee from a sublessee or assignee which are in excess of the rent then owing pursuant to
Article IV above, but only after deducting therefrom the reasonable costs incurred by Lessee associated with such assignment or subletting (including, without limitation, reasonable attorneys' fees and costs, reasonable brokers' commissions, the cost of marketing and marketing materials, and the costs of design and construction of improvements for any subtenant or assignee as well as improvements necessary to separately demise any subtenant's space (and code work associated therewith)).

         Section 5 Requirements. Lessee's written request to Lessor for consent to an assignment or subletting shall be accompanied by (a) the name and legal composition of the proposed sublessee; (b) the nature of the proposed sublessee's business to be carried on in the Premises; (c) the material terms and provisions of the proposed sublease; (d) pertinent financial information concerning the proposed sublessee, including a balance sheet and income statement for the two (2) most recent fiscal years, and (e) other reasonable information as Lessor may, within seven (7) days following receipt of Lessee's request, request concerning the proposed sublessee.

                                  ARTICLE 24876

                               DEFAULTS; REMEDIES

         Section 1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:


                  1 The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of seven (7) days after written notice from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice To Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice To Pay Rent or Quit shall constitute notice required by this Section;

                  2 The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this

Lease to be observed or performed by Lessee, other than described in paragraph
(b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                  3 (a) The making by Lessee of any general ar rangement or assignment for the benefit of creditors; (ii) Lessee files a voluntary petition in bankruptcy under Title 11 U.S.C. or an involuntary petition is filed against Lessee and remains uncontested for a period of sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease. Provided, however, in the event that any provision of this Section 13.01(d) is contrary to any applicable law, such provision shall be of no force or effect;

                  (d) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

         Section 2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

                  1 Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, (i) the cost of recovering possession of the Premises and reasonable attorneys' fees related thereto; (ii) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of the Lease; (iii) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; (iv) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided.

                  2 Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  3 Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the rate of ten percent (10%) per year.

                  4 Lessor agrees at all times to use commercially reasonable efforts to mitigate its damages in the event of a default on the part of Lessee.

         Section 3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the thirty (30) day period provided herein, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the rate of ten percent (10%) per year from the date(s) on which Lessee incurred such costs; provided, however, that if the parties are in dispute as to what constitutes Lessor's obligations under this Lease agreement, any such dispute shall be resolved by arbitration in a manner identical to that provided in Section 8.2, above.

         Nothing in this Section shall be deemed applicable in the event of Lessor's delay in delivery of the Premises. In that situation, all rights and remedies shall be determined under the Work Agreement.

         Section 4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designated agent within seven (7) days following notice to Lessee that such sum has not been paid when due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. However, in the event that such a notice is sent to the Lessee and the sum is not paid when due for three (3) months in any twelve (12) month period, then thereafter no notice shall be required and the late charge shall thereafter apply to any such sum that is not received by Lessor within seven (7) days after its due date. Late charges shall continue to apply hereunder without notice, as described in the immediately preceding sentence, and no notice shall again be required under this Section until all sums payable by Lessee to Lessor under this Lease have been paid on time for a period of twelve (12) consecutive months. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of any such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

         In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding section 4.1 or any other provision of this Lease to the contrary. These quarterly installments shall continue to apply hereunder without notice until all sums payable by Lessee to Lessor under this Lease have been paid on time for a period of twelve (12) consecutive months.

         Section 12.5. Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease within a twelve (12) month period, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance re maining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

                                  ARTICLE 24877

                            CONDEMNATION OF PREMISES.

         Section 1 Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation and use for Lessee's business purposes, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor for the value of the unexpired term of this Lease. Lessor shall notify Lessee promptly after learning of any proposed condemnation and Lessor shall also notify Lessee of the actual date of condemnation promptly after learning the date thereof.

         Section 2 Partial Condemnation. If any portion of the Premises is taken by condemnation during the Term, whether by exercise of governmental power or the sale or transfer by Lessor to a condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking leaves the Premises unfit for normal and proper conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Lessee may also terminate this Lease if, due to a condemnation, the parking spaces that are to be provided to Lessee under this Lease are permanently reduced, or rendered permanently unavailable or inaccessible, such that the number of parking spaces per 1,000 square feet in the Premises is less than three (3) and, within one (1) year after the date of such condemnation, Lessor has not provided to Lessee reasonably proximate alternative parking such that the total number of parking spaces available to Lessee is greater than three (3.0) parking spaces per 1,000 square feet in the Premises. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within thirty (30) days of their receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the Lease value of any unexpired term of this Lease. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. If Lessee's continued use of the Premises requires alterations and repair by reason of a partial taking, and the condemnation award to Lessor does not include a specific award for such repair or alterations, then all such alterations and repair shall be made by Lessee at Lessee's expense.

         Section 3 Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded, or recoverable by Lessee as part of any single award, for loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation or the interruption of or damage to Lessee's business. The balance of any condemnation award shall belong to Lessor, and Lessee shall have no further right to recover from Lessor or the condemning authority for any additional claims arising out of such taking.

         Section 4 Restoration. If this Lease is not terminated as provided in
Section 13.1 or 13.2 above, following a condemnation, Lessor, at its expense, shall diligently proceed to repair and restore the Premises (including the Tenant Improvements) to substantially their former condition (to the extent permitted by the then applicable codes, laws and regulations) and/or repair and restore the Building(s) (including the installation of demising walls and Building systems) to an architecturally complete and economically viable office/R&D Building, such that the balance of the Premises remaining after such condemnation is suitable for Lessee's business purposes; provided, however, that Lessor's obligations to so repair and restore shall be limited to the amount of any award received by Lessor. In no event shall Lessor have any obligation to repair or replace any of Lessee's personal property or trade fixtures.

                                  ARTICLE 24878

                                 ENTRY BY LESSOR

         Lessee shall permit Lessor and its agents to enter the Premises at all reasonable times and upon at least twenty-four (24) hours' advance notice to Lessee (except in the case of emergencies, in which case no advance notice is required) for any of the following purposes: to inspect the Premises; to maintain a Building in accordance with and as required by the provisions of this Lease; to make such repairs to the Premises as Lessor is obligated to make, or may elect to make under the terms of this Lease; to show the Premises and post "For Lease" signs for the purposes of reletting during the last ninety (90) days of the Term; to show the Premises as part of a prospective sale by Lessor or to post notices of non-responsibility.

Provided that any such entry is carried out in accordance with the terms and conditions of this Lease and that Lessor at all times uses best efforts in any such entry to cause the least possible disturbance to Lessee's business operations carried out within the Premises, Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned.

         Lessor recognizes that a certain portion of the Premises is deemed by Lessee to be "secure" areas to which access may be restricted. Should Lessor desire to enter into and upon portions of the Premises designated as "secure" areas by Lessee, Lessor shall so notify Lessee and Lessee shall use its best efforts to make access to such portions of the Premises available to Lessor within a reasonable time thereafter. Notwithstanding anything to the contrary contained herein, Lessor shall be accompanied by an employee of Lessee, and shall not unreasonably interfere with Lessee's use upon any such entry.

                                  ARTICLE 24879

                              ESTOPPEL CERTIFICATE

                  1 Each party hereto shall at any time upon not less than fifteen (15) days' prior written notice from the other execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed. Any such statement executed by Lessee may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises and any such statement executed by Lessor may be relied upon by any entity which proposes to extend financing to Lessee or to purchase all or a substantial portion of the assets or outstanding voting stock of Lessee.

                  2 A party's failure to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the other party, (ii) that there are no uncured defaults in the other party's performance, and (iii) that not more than one month's rent has been paid in advance; or such failure may be considered by the other party as a default by the failing party under this Lease.

                                  ARTICLE 24880

                               LESSOR'S LIABILITY

         The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the Real Property and the Improvements. In the event of any transfer of such title or interest, and the assumption by the transferee of the obligations of the Lessor hereunder pursuant to a writing in form and substance reasonably satisfactory to Lessee (except in the case of a transfer arising out of a foreclosure of a deed of trust secured by the Premises or a transfer to a mortgagee, in which case no such assumption is required), Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved as of the effective date of such transfer of all liability as respects Lessor's obligations arising thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

                                  ARTICLE 24881

                            EXPIRATION ON TERMINATION

         Section 1 Surrender of Possession. At the expiration of the Term, Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon, in good order and condition, excepting only ordinary wear and tear and damage due to casualty and condemnation. Upon termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all reasonable expenses actually incurred in such removal and in making the Premises free from all dirt, litter, debris, and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Term, Lessee shall indemnify Lessor against loss or liability resulting solely from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rents.

         Section 2 Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises after expiration of the term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month, at a monthly rental equivalent to one hundred fifty percent (150%) of the monthly Base Rent in effect immediately prior to such expiration, such payments to be made as herein provided. In the event of such holding over all of the terms of this Lease including the payment of all charges owing hereunder other than Base Rent shall remain in force and effect on said month to month basis.

                                  ARTICLE 24882

                          HAZARDOUS OR TOXIC MATERIALS

         Section 1 Lessee's Obligations. Lessee shall not bring, allow, use, or permit upon the Premises, or generate or create at or emit or dispose from the Premises any toxic or hazardous gaseous, liquid, or solid materials, or waste ("Toxic Materials"), including, without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations as the same may be amended from time to time. Subject to the exclusions set forth in Section 18.2, below, Lessee shall indemnify and hold Lessor harmless from any claims, liabilities, costs, or expenses incurred or suffered by Lessor arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of Toxic Materials. Lessee's indemnification and hold harmless obligations include, without limitation, all of the following: (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal), or other action, legal or equitable, brought by any private or public person under common law or any Federal,

State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs, or expenses pertaining to the cleanup or containment of Toxic Materials, the identification of the pollutants in the Toxic Materials, the identification of the scope of any environmental contamination, the removal of pollutants from soils, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and
(iii) all costs of defending such claims. Lessee shall comply, at its sole cost, with all laws pertaining to such Toxic Materials. Lessee's hold harmless and indemnity obligations hereunder shall survive the expiration or termination of this Lease.

         Section 2 Lessor's Obligations. Lessor represents and warrants that, to the best of its knowledge, there are no Toxic Materials in or on the Premises as of the Commencement Date which would require notification or reporting to any governmental regulatory agency. Lessor shall indemnify Lessee and hold Lessee harmless from any claims, liabilities, costs, or expenses incurred or suffered by Lessee arising from the existence of Toxic Materials on the Premises prior to or on the Commencement Date, as well as those arising from Lessor's bringing, allowing, using or permitting upon the Premises or the real property surrounding the Premises, or generating, creating at or disposing from or on the Premises any Toxic Materials. Lessor's indemnification and hold harmless obligations include, without limitation, all of the following: (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal), or other action, legal or equitable, brought by any private or public person under common law or any Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs, or expenses pertaining to the cleanup or containment of Toxic Materials, the identification of the pollutants in the Toxic Materials, the identification of the scope of any environmental contamination, the removal of pollutants from soils, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and (iii) all costs of defending such claims. Lessor shall comply, at its sole cost, with all laws pertaining to such Toxic Materials, except to the extent that such Toxic Materials have been brought, allowed, used, or permitted on the Premises by Lessee, or by Lessee's Representatives. Lessor's hold harmless and indemnity obligations hereunder shall survive the expiration or termination of this Lease.

                                  ARTICLE 24883

                RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

         While this Lease is in full force and effect with no default by the Lessee, and while the initial Lessor Tarigo-Paul holds title to and ownership of the "Argo Boeing Project" buildings, and while either the initial Lessor Tarigo-Paul or Synopsys, Inc. holds title to and ownership of the Premises, and subject to any pre-existing third party rights, the Lessee shall have the right of first refusal, as set forth herein, to lease any space located in the "Argo Boeing Project" buildings located at _________ Mary Avenue, Sunnyvale, California, that becomes available for lease before Lessor leases such space to any third party. In the event that such space becomes available for lease, and Lessor has received a bona fide offer acceptable to Lessor for the lease of such space (an "Offer"), Lessor shall notify Lessee in writing of such Offer (such notice to contain a reasonably detailed description of the space and a true and correct copy of the Offer (with the name of the offering party deleted if Lessor so desires)) (the "Offer Notice"), and Lessee shall have ten (10) business days from the date of delivery of such Offer Notice to notify Lessor in writing whether or not Lessee desires to lease such space on the same terms and conditions as set forth in the Offer. If Lessee does not notify Lessor in writing within such ten day period of Lessee's desire to lease such space on the same terms and conditions as set forth in the Offer, then Lessor shall be free to lease the space to any third party on such terms and conditions as set forth in the Offer, and Lessee shall have no other rights in or to such space until the third party lessee vacates such space and it again becomes available to lease; provided, however, that if Lessor fails, within six (6) months following the date of the Offer Notice to lease the space in question to a third party on the terms and conditions set forth in the Offer, or if Lessor at any time after delivering the Offer Notice to Lessee intends to enter into a lease of all or any portion of the space that is the subject of the Offer Notice on terms more favorable to the tenant thereunder than the terms set forth in the Offer, Lessor shall be obligated to deliver a new Offer Notice to Lessee.

         Notwithstanding anything to the contrary above, this right of first refusal shall not apply at any time when the Lessee is in default hereunder (beyond the expiration of an applicable grace period), nor when Lessee is subject to the quarterly installment payment provisions set forth in the second paragraph of Section 12.4, above. For these purposes, Lessor may also require that Lessee's financial condition be at least as strong as the financial condition of the third party making the bona fide offer; if Lessee's financial condition is materially weaker than the financial condition of said third party, Lessee's right hereunder shall be the right to lease such space at a rate equal to the greater of (i) the rate offered to such third party and (ii) the fair market rate applicable for the leasing of such space to a tenant of Lessee's financial strength, as reasonably determined in good faith by Lessee and Lessor. If the parties cannot agree upon such fair market rent within five (5) business days following Lessee's exercise of the right set forth herein, Lessor shall have the right to lease such space to said third party. Furthermore, the applicability of this right of first refusal is conditioned upon the approval of any lender to the Premises requesting or requiring approval of Lessor's leases.

                                  ARTICLE 24884

                 RIGHT OF FIRST NOTICE REGARDING THE SALE OF THE
                        PREMISES OR "ARGO BOEING PROJECT"

         Section 1. Right of First Notice Regarding the Premises. While this Lease is in full force and effect with no default by the Lessee, and while the initial Lessor Tarigo-Paul holds title to and ownership of the Premises, and subject to any pre-existing third party rights, if Lessor lists the Premises (or any portion thereof) for sale, Lessor shall give first notice ("First Notice") to Lessee of Lessor's intention to sell the Premises (or such portion of the Premises being listed for sale) and the purchase price and terms on which the Premises (or such portion) are listed for sale. For thirty (30) days after such First Notice is given to Lessee, Lessee shall have the right to purchase Lessor's entire interest in the Premises (or Lessor's entire interest in such portion being listed for sale) on the terms stated in the First Notice, by giving written notice to Lessor of Lessee's intention to so purchase on or before said thirtieth (30th) day. If Lessee does not notify Lessor in writing within such 30 day period of Lessee's desire to purchase the Premises (or such portion) on the terms and conditions set forth in the First Notice, then Lessor shall be free to sell the Premises (or such portion) to any third party.

         Notwithstanding anything to the contrary above, this right of first notice shall not apply at any time when the Lessee is in default hereunder (beyond the expiration of an applicable grace period), nor when Lessee is subject to the quarterly installment payment provisions set forth in the second paragraph of Section 12.4, above.

         Section 2. Right of First Notice Regarding the Argo Boeing Project. While this Lease is in full force and effect with no default by the Lessee, and while the initial Lessor Tarigo-Paul holds title to and ownership of the "Argo Boeing Project" buildings (the "Project"), and while either the initial Lessor Tarigo-Paul or Synopsys, Inc. holds title to and ownership of the Premises, and subject to any pre-existing third party rights, if Lessor lists the Project (or any portion of the Project) for sale, Lessor shall give first notice ("First Notice") to Lessee of Lessor's intention to sell the Project (or such portion of the Project being listed for sale) and the purchase price and terms on which the Project (or such portion) is listed for sale. For thirty (30) days after such First Notice is given to Lessee, Lessee shall have the right to purchase Lessor's entire interest in the Project (or Lessor's entire interest in such portion being listed for sale) on the terms stated in the First Notice, by giving written notice to Lessor of Lessee's intention to so purchase on or before said thirtieth (30th) day. If Lessee does not notify Lessor in writing within such 30 day period of Lessee's desire to purchase the Project (or such portion) on the terms and conditions set forth in the First Notice, then Lessor shall be free to sell the Project (or such portion) to any third party.

         Notwithstanding anything to the contrary above, this right of first notice shall not apply at any time when the Lessee is in default hereunder (beyond the expiration of an applicable grace period), nor when Lessee is subject to the quarterly installment payment provisions set forth in the second paragraph of Section 12.4, above.

                                  ARTICLE 24885

                            MISCELLANEOUS PROVISIONS

         Section 1 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         Section 2 Interest on Past-due Obligations. Except as expressly herein provided, any amount due to a party hereto not paid when due shall bear interest at the rate of ten percent (10%) per year. Payment of such interest shall not excuse or cure any default by the paying party under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

         Section 3 Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

         Section 4 Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

         Section 5 Incorporation of Prior Agreements; Amendments and Exhibits. This Lease (including Exhibits "A", "B", "C", and "D") contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

         Section 6 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or certified mail (postage prepaid, return receipt requested), and shall be addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Notices shall be deemed given on the date of delivery (or the date delivery is refused by the addressee). Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

         Section 7 Waivers. No waiver by a party hereto of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provisions. The consent by a party hereto, or approval of, any act shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act by the other party. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         Section 8 Recording. Lessor or Lessee shall, promptly following the execution of this Lease, execute, acknowledge, and deliver to the other party a "short form" memorandum of this Lease, which either party may record at its option.

         Section 9 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         Section 10 Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

         Section 11 Binding Effect; Choice of Law; Venue. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVII, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California. Venue for any action or proceeding brought to enforce or defend this agreement, and for any other purpose hereunder, shall be Santa Clara County.

         Section 12 Subordination of Leasehold. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises including all renewals, replacements and extensions thereof; provided, however, that the holder of any such mortgage or encumbrance agrees in writing that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee performs all covenants and conditions of this Lease and continues to make all payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Except as provided in this Section below regarding pre-construction financing , Lessee shall not be required to execute any documents subordinating this Lease unless the lender agrees to enter into a recognition agreement providing that the Lease will not be terminated if Lessee is not in default following a foreclosure, and recognizing all of Lessee's rights under the Lease.

         Notwithstanding the above, Lessee agrees that if Lessor obtains a pre-construction loan secured by the Premises in an amount not to exceed Three Million Dollars ($3,000,000), this Lease shall be subject and subordinate to the lien of such mortgage or encumbrance without the necessity of the Lender executing a nondisturbance or recognition agreement; provided, however, either that such loan is repaid (and this Lease is then no longer subject to such loan) upon Lessor's obtaining the construction financing, or such pre-construction lender agrees, at the time that the construction loan is obtained, to execute a nondisturbance or recognition agreement with respect to this Lease. Lessee shall have the right to record a Request For Notice Of Default with respect to such pre-construction loan.

         Section 13 Attorneys' Fees. Except as expressly set forth herein, if any action or proceeding in law or in equity or any arbitration proceeding is instituted by either party for damages or possession of the Premises or both, for an alleged breach of any obligation of either party under this Lease, to recover rent, to terminate the tenancy of Lessee at the Premises, or to enforce, protect, or establish any right or remedy of either party, the prevailing party in such action or proceeding shall be entitled to recover as part of such action or proceeding its reasonable attorneys' fees, expert witness fees, and court costs as incurred, or as may be fixed by the court or jury.

         Section 14 Voluntary Surrender or Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

         Section 15 Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor that Lessor holds fee simple title to the Real Property as of the date of Lessor's execution of this Lease, and that such execution is binding upon all parties holding an ownership interest in the Premises.

         Section 16. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of or access to the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

         Section 17. Corporate Authority. Each individual executing this Lease on behalf of a corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         Section 18. Delays for Cause. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, industry-wide labor difficulties, unforeseeable shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE

COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

         Executed at ___________________, California, on January ___, 1996.

LESSOR:                                            Address:

Tarigo-Paul, a California                             c/o Jay Paul Company
 Limited Partnership                                  1093 South Green Valley
Road

                                                   Watsonville, CA  95076

By: ___________________________
    Jay Paul, General Partner

LESSEE:

Synopsys, Inc., a Delaware                         700 East Middlefield Road
corporation                                        Mountain View, CA 94043-
4033

                                                   Attn:  Director of Facilities

By:________________________                            With a copy to:
   Sally DeStefano, Vice-                          700 East Middlefield Road
   President, Human Resources                          Mountain View, CA
94043-4033
                                                   Attn:  Legal Department

                                   EXHIBIT "A"
                                   [Site Plan]

                                   EXHIBIT "B"

                        [Plans and Specifications for the
                      construction of the shell buildings]

                                   EXHIBIT "C"

                   WORK AGREEMENT FOR CONSTRUCTION OF PREMISES

                  This Work Agreement is attached as Exhibit C to and made a part of that certain Lease dated January 2, 1996, by and between Tarigo-Paul, a California Limited Partnership ("Lessor") and SYNOPSYS, INC. ("Lessee") (the "Lease"). Capitalized terms used but not defined herein shall have the meaning given them in the Lease, and where the terms of this Work Agreement and the terms of the Lease conflict, the terms of the Lease shall control. This Work Agreement will confirm the agreement of Lessor and Lessee relative to construction responsibilities regarding the shell of the Buildings and the interior improvements to be constructed therein.

         I. General. Initially, pursuant to the provisions of Section II below, Lessor shall construct the shell and core (the "Shell") of the Buildings on the Real Property as well as the Site Improvements (i.e., all exterior improvements to be constructed on the Premises, including, without limitation, landscaping, parking areas [including striping and paving] curbs and curb cuts, gutters, drainage systems, irrigation systems, underground utilities, walkways, sidewalks, driveways, fountains, grading and entrances) pursuant to a design and level of quality which is consistent with the design and quality of existing buildings located at the Argo Boeing Project in the vicinity of the Premises. Lessor's responsibility with respect to the cost of the design and construction of the Shell of each Building and the Site Improvements is as set forth in Exhibit D attached to the Lease. Following delivery of the Shell of each Building, Lessee shall construct the Tenant Improvements in the Buildings pursuant to the terms of Section III below.

         II. Design and Construction of Building Shells and Site Improvements.

                  A. Design.

                           1. Building Shell. Lessor shall, at its own expense,
provide Lessee with the opportunity to work with Lessor's qualified Structural and Architectural Engineers ("Lessor's Designers") in the preparation of complete, detailed plans and specifications for all plumbing, electrical, heating and air conditioning, plans regarding the construction of the Building Shells, including, without limitation, all of the items specified in Exhibit D attached hereto. The final design of each Shell shall be subject to Lessee's prior review and written approval, which shall not be unreasonably withheld, conditioned or delayed. Within ten (10) days following Lessor's delivery of such draft plans and specifications, Lessee shall provide Lessor with Lessee's comments and suggested revisions to such draft plans and specifications to Lessor and Lessor's Designers. If Lessor agrees with Lessee's suggested revisions (such agreement not to be unreasonably withheld) and (unless otherwise mutually agreed by Lessor and Lessee), such revisions do not increase Lessor's aggregate cost, Lessor shall cause Lessor's Designers to incorporate Lessee's comments into such draft plans and specifications. In the event that Lessee's suggested revisions would cause an increase in Lessor's aggregate cost of construction of the Buildings, and if Lessee agrees to pay all of such increased costs, then Lessor shall cause Lessor's Designers to incorporate Lessee's comments into such draft plans and specifications. The Shell Construction Documents shall be used by Lessor to obtain the necessary approvals from the City of Sunnyvale for the use permit for the Premises, and shall be attached to the Lease Agreement as part of Exhibit "B".

                           2. Site Improvements. Lessor shall deliver to Lessee
Lessor's Site Improvement Plans, which shall include specifications in detail for the location of all exterior plants (including type of plant), and the location, design and materials to be incorporated in all fountains, ponds, walkways, mezzanines, parking areas, entryways, sidewalks, planters, and landscaping, and the distribution and design of and specifications for all underground utilities as well as the proposed sprinkler or irrigation system for the Premises (the "Site Improvement Plans"). Within ten (10) business days following Lessor's delivery to Lessee of the proposed Site Improvement Plans, Lessee shall deliver to Lessor Lessee's proposed revisions and/or comments to the draft Site Improvement Plans. If Lessor agrees with Lessee's suggested revisions (such agreement not to be unreasonably withheld) and (unless otherwise mutually agreed by Lessor and Lessee) such revisions do not increase Lessor's aggregate cost of the Site Improvements, Lessor shall incorporate Lessee's comments and/or proposed revisions into the revised Site

Improvement Plans (the "Site Improvement Documents"). In the event that Lessee's suggested revisions would cause an increase in Lessor's aggregate cost of the Site Improvements, and if Lessee agrees to pay all of such increased costs, then Lessor shall cause Lessor's Designers to incorporate Lessee's comments into such draft plans and specifications.

                  B. Construction. Following both parties' approval of the Shell Construction Documents and Site Improvement Documents, and after obtaining the necessary governmental approvals and permits, Lessor shall, at Lessor's sole cost, construct the Building Shells and Site Improvements in a workmanlike manner in full compliance with the approved Construction Documents and Site Improvement Documents therefor, and in full compliance with all applicable laws. Any material change orders or change directives with respect to the Building Shells, or Site Improvements shall be subject to the prior written approval of Lessee, which approval shall not be unreasonably withheld. Lessee may, at its option, elect to terminate the Lease if following the approval by Lessee of the Construction Documents, Lessor (i) fails to apply for any permits required for the construction of the Building Shells, (ii) fails to commence the construction of the Building Shells within forty-five (45) days following the issuance of such required permits and approvals or (iii) had so commenced such construction and thereafter fails to diligently and in good faith pursue reasonable efforts to complete such construction, which failure has continued for a continuous period of at least forty-five (45) days; provided, however, that if Lessor shall be delayed in pursuing and completing such construction by reason of any cause described in Section 21.18 of the Lease, then such forty-five (45) day periods may be extended by the amount of any such delay, up to an aggregate of one hundred eighty (180) days.

                  C. Delivery of Building Shells. Lessor shall deliver the Shell Buildings, substantially complete (i.e., with final inspections signed off by all parties), on or before the Target Delivery Date (February 1, 1997). For each day beyond the Target Delivery Date that Lessor fails to deliver the Building Shells, substantially complete, to Lessee, Lessee shall be afforded one day of rental abatement under the Lease (except to the extent that any such delay is due to Lessee, i.e., (i) Lessee's failure to timely respond to Lessor's submission of draft plans and specifications in accordance with the time periods set forth herein, (ii) change orders requested by Lessee, or (iii) interruptions in construction of the Building Shell(s) requested by Lessee). Promptly following the actual Delivery Date for the Building Shells, Lessor, Lessor's Designers and Lessee's construction representative shall tour the Building Shells and compile a "punchlist" of any minor items of construction shown in the Construction Documents which have not been finally completed, the lack of completion of which, and the work of completion of which, will not interfere with Lessee's construction and installation of the Tenant Improvements pursuant to the provisions of Section III below (the "Punchlist"). Lessor shall cause Lessor's contractor to complete all items shown on such Punchlist as soon as is reasonably possible. If all such punchlist items have not been substantially completed within thirty (30) days following the date that such Punchlist is established, and Lessor collects a penalty for such delay from the contractor responsible for the delay, then Lessor shall remit such penalty collected from the contractor to Lessee as liquidated damages for the contractor's failure to so complete such Punchlist items within such time period.

         III. CONSTRUCTION OF TENANT IMPROVEMENTS.

                  A. Preparation of Plans.

                           1. Selection of Designer and Engineer. Lessee shall
select an architect or designer ("Designer") and an engineer ("Engineer") familiar with all applicable laws. The Designer and the Engineer shall be selected by Lessee subject to Lessor's approval, which approval shall not be unreasonably withheld, and which approval (or disapproval for reasonable reasons) shall be given within fifteen (15) business days after Lessee has submitted the name of the Designer and the Engineer to Lessor. Lessor shall have the right to attend Lessee's design meetings concerning the design of the Tenant Improvements.

                           2. Preparation and Approval of Space Plan.

                                    (a) Designer shall prepare a space plan
showing all walls, corridors, entrances, exits, doors, stairwells, interior partitions, and the locations of all offices, conference rooms, computer rooms, kitchens, reception areas, libraries (if any) and file rooms, etc. (the "Space Plan").

                                    (b) Designer shall submit the Space Plan to
Lessor for Lessor's review and approval. Within ten (10) business days after Lessor receives the Space Plan, Lessor shall either approve or disapprove the Space Plan for reasonable and material reasons (a "Design Problem") and return the Space Plan to Lessee. In such event, Lessor shall require, and Lessee shall make the changes necessary in order to correct the Design Problems and shall return the Space Plan to Lessor, which Lessor shall approve or disapprove within five (5) business days after Lessor receives the revised Space Plan (Lessor's review being limited in scope to the revisions made to the Space Plan in order to correct any Design Problems previously specified by Lessor). This procedure shall be repeated until the Space Plan is finally approved by Lessor and written approval has been delivered to and received by Lessee.

                           3. Preparation and Approval of Architectural Working
Drawings.

                                    (a) After the Space Plan is approved by
Lessor, Lessee shall submit to Lessor drawings prepared by the Designer ("Architectural Working Drawings") which shall be compatible with the design and construction of the Building Shells, comply with all laws, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements and the preparation of the Engineering Drawings (as defined in Paragraph III.A.4 below), and contain all partition locations, plumbing locations, air conditioning system and duct work, reflected ceiling plans, office equipment locations, and special security systems. The Architectural Working Drawings may be submitted in one or more stages and at one or more times.

                                    (b) Lessor shall approve the Architectural
Working Drawings, or such portion as has from time to time been submitted, within ten (10) business days after receipt of same or designate by notice given within such time period to Lessee the specific changes reasonably required to be made to the Architectural Working Drawings in order to correct any Design Problem and shall return the Architectural Working Drawings to Lessee. Lessee shall make the changes necessary in order to correct any such Design Problem and shall return the Architectural Working Drawings to Lessor, which Lessor shall approve or disapprove within five (5) business days after Lessor receives the revised Architectural Working Drawings (Lessor's review being limited in scope to the revisions made to the Architectural Working Drawings in order to correct any Design problems previously specified by Lessor). This procedure shall be repeated until all of the Architectural Working Drawings are finally approved by Lessor and written approval has been delivered to and received by Lessee.

                           4. Preparation and Approval of Engineering Drawings.

                                    (a) Concurrently with the development of the
Architectural Working Drawings, Lessee shall prepare and submit to Lessor for Lessor's review and approval engineering drawings prepared by the Engineer, showing complete mechanical, electrical, plumbing, HVAC, telecommunication, and computer cabling plans ("Engineering Drawings"). The Engineering Drawings may be submitted in one or more stages and at one or more times.

                                    (b) Lessor shall approve the Engineering
Drawings, or such portion as has from time to time been submitted, within ten
(10) business days after receipt of same or designate by notice given within such time period to Lessee the specific changes reasonably required to be made to the Engineering Drawings in order to correct any Design Problem, and shall return the Engineering Drawings to Lessee. Lessee shall make the changes necessary in order to correct any such Design Problem and shall return the Engineering Drawings to Lessor, which Lessor shall approve or disapprove within ten (10) business days after Lessor receives the revised Engineering Drawings (Lessor's review being limited in scope to the revisions made to the Engineering Drawings in order to correct any Design Problems previously specified by Lessor). This procedure shall be repeated until the Engineering Drawings are finally approved by Lessor and written approval has been delivered to and received by Lessee.

                           5. Integration of Working Drawings and Engineering
Drawings Construction Documents.

                                    (a) After Lessor has approved the
Architectural Working Drawings and the Engineering Drawings, Lessee shall cause the Designer to integrate the approved Architectural Working Drawings with the approved

Engineering Drawings (collectively "Construction Documents") and deliver the Construction Documents to Lessor.

                                    (b) Lessor shall approve the Construction
Documents within three (3) business days after receipt of same or designate by notice given within such time period to Lessee the specific changes reasonably required to be made to the Construction Documents in order to correct any Design Problem, and shall return the Construction Documents to Lessee. Lessee shall make the changes necessary in order to correct any such Design Problem and shall return the Construction Documents to Lessor, which Lessor shall approve or disapprove within ten (10) business days after Lessor receives the revised Construction Documents (Lessor's review being limited in scope to the revisions made to the Construction Documents in order to correct any Design Problems previously specified by Lessor). This procedure shall be repeated until all of the Construction Documents are finally approved by Lessor and written approval has been delivered to and received by Lessee.

                           6. Lessor's Review Responsibilities. Lessee agrees
and understands that the review of all plans pursuant to this Work Agreement by Lessor is solely to protect the interests of Lessor in the Buildings and the Premises, and, Lessor shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such plans or compliance of such plans with applicable laws.

                  B. Selection of Contractor. Lessee shall select a general contractor ("Contractor") familiar with all laws to construct the Tenant Improvements. Such Contractor shall be subject to the approval of Lessor, which approval will not be unreasonably withheld and shall be granted (or refused for reasonable reasons) within five (5) business days after Lessee's request for such approval. Lessee may enter into a construction contract with the Contractor at a mutually agreed upon price, or, at Lessee's election, in the exercise of its sole discretion, Contractor shall be selected by Lessee pursuant to competitive bidding. The construction contract shall provide for progress payments, and Lessee shall pay for the entire cost of the Tenant Improvements in excess of the Tenant Improvement Allowance (defined below) only after the Tenant Improvement Allowance has first been exhausted.

                  C. Tenant Improvements. The term "Tenant Improvements" shall mean all improvements shown in the Final Construction Documents.

                  D. Tenant Improvement Allowance.

                           1. Amount. Lessor will pay on behalf of Lessee an
amount equal to Thirty Dollars ($30.00) per square foot attributable to the Premises (the "Tenant Improvement Allowance") expendable for the costs of the design and construction of the Tenant Improvements, including any amount paid to a project coordinator, construction consultant, or similar consultant.

                           2. Disbursement. The Tenant Improvement Allowance
shall be disbursed by Lessor pursuant to requests for disbursement from Lessee which shall include invoices and conditional lien releases, and which shall be approved by Lessee and submitted to Lessor for payment by Lessee relating to completed work. Such payments shall be made monthly in accordance with the disbursement schedule determined in the construction loan documents. If Lessor, at any time, fails to timely disburse the Tenant Improvement Allowance pursuant to this paragraph, Lessee shall have the right to make any required disbursement to the Contractor (or Lessee's designer or Lessee's suppliers or consultants, as the case may be) and Lessor shall reimburse Lessee for the amount of such disbursement, together with interest at the rate of ten percent (10%) per year after the date of disbursement by Lessee.

                  E. Change Orders. In the event that Lessee requests any changes to the Final Plans, Lessor shall not unreasonably withhold its consent to any such changes, and shall grant its consent to such changes within five (5) business days after Lessor's receipt of same, provided the changes do not create a Design Problem. If such changes increase the cost of constructing the Tenant Improvements, Lessee shall pay Contractor the increased costs.

                  F. No Fee to Lessor. Lessor shall receive no fee for supervision, profit, overhead or general conditions in connection with the Tenant Improvements.

                  G. No Parking Charges. Neither Lessee nor the Contractor shall be charged for parking (to the extent parking is available) during the construction period and prior to the Commencement Date.

                  H. Delivery. If and to the extent that Lessee is delayed in Substantially Completing the Tenant Improvements in either Building beyond the date that is one hundred twenty (120) days following the actual Delivery Date for such Building Shell due to (i) Lessor's failure to timely respond to or approve draft plans or Lessee's selection of Contractor within the time period set forth in this Section III, (ii) Lessor's contractor's interference with Contractor in the work of constructing the Tenant Improvements, (iii) Lessor's failure to have completed the Site Improvements sufficient to allow Contractor (and/or any subcontractors or suppliers) adequate access to the Premises, or
(iv) interruptions in construction caused by or requested by Lessor, then Lessee shall receive one (1) day's abatement of Base Rent under the Lease for each such day of such delay.

                  I. Early Access To Buildings Prior To Delivery Date. The parties acknowledge that the Lessee's contractors for the Tenant Improvements may be able to commence work on the Tenant Improvements prior to the substantial completion of the Building Shells and prior to the actual Delivery Date. Therefore, Lessor shall allow Lessee and Lessee's contractors to have access to the Premises prior to the actual Delivery Date for the purposes of commencing the Tenant Improvements, when the following items have been substantially completed: the roof, glazing, Shell sprinklers, one stairwell, and the Building is watertight. The parties anticipate that this early access will occur approximately thirty (30) days prior to the actual Delivery Date.

                  J. Representatives. Lessor's representative and Lessee's representative shall be as follows:

                           1.       Lessor's Representative:

                                    Name:      Jay Paul

                                    Address:            c/o Jay Paul Company
                                               1093 South Green Valley Road
                                               Watsonville, California 95076

                                    Telephone: (408) 763-2991
                                    Facsimile: (408) 763-2998

                           2.       Lessee's Representative:

                                    Name:           Jan Collinson
                                    Address:        700 East Middlefield Road
                                                    Mountain View, CA 94043-4033
                                    Telephone: (415) 962-5000
                                    Facsimile: (415) 694-4133

Lessor's Representative and Lessee's Representative shall be the representatives of the respective parties with respect to the aspects of this Work Agreement. Approvals, authorizations or notices from any such Representative shall be deemed to be approvals, authorizations or notices from the applicable party to this Work Agreement and may be relied upon by the other party hereto. In addition to the provisions for notices provided for in the Lease, notices pursuant to this Work Agreement may be sent via facsimile to the respective party's Representative.

                                    EXHIBIT D

                   COST RESPONSIBILITIES OF LESSOR AND LESSEE

                  A. Lessor is responsible for the construction of the building shell improvements which shall include the following items:

Soils Engineer
Civil Engineer
Architectural and Structural Engineer
Landscaping

Electrical Utilities brought to the Shell to include a 480 volt power adequate to serve:
     First building - 3,000 amps
     Second building - 4,000 amps

Fire Protection Design/Build for the Shell - inclusive of main lateral pipes and drops for the exterior of the Shell but excluding the interior drops

Testing and Inspection for the Shell
Building Permits for the Shell and exterior premises
Utility Connection Fee (Fire Protection)
Area Fees
Construction Insurance
Construction Interest
Construction Taxes
Land Interest (if any)
Temporary Facilities
All site work to include:
         Site clearing and grading
         Excavating/Fill
         Soil compaction
         Site drainage
         Site utilities
         Paving
         Curbs and gutters
         Sidewalks
         Parking lot lights
         Curb painting and parking lot striping and marking as required by the City

         Fences, to include special enclosures for trash
         Irrigation system
         Lawns and planting
Building shells to include:
         Concrete Formwork
         Concrete Reinforcement (if used)
         Cast in place concrete (if used)
         Unit Masonry (if used)
         Structural Metal
         Open web joists (if used)
         Metal decking (if used)
         Metal framing (if used)
         Secondary Stairs (excluding main entry stairs)
         Rough Carpentry as related to the Shell
         Finish Carpentry as related to the Shell
         Millwork as related to the Shell
         Glue-Lam Structure (if used)
         Building Roof Insulation
         Roofing Tiles
         Flashings
         Drainage Systems for Roof
         Roof Pitch Pans
         Caulking/Sealants
         Exterior Metal Doors/Frames related to the Shell
         Wood or Glass Doors as designated as related to the exterior Shell Overhead Doors
         Anodized Aluminum Windows
         Finish Hardware as related to the Shell doors
         Glass and Glazing as specified on plans
         Storefront if desired
         Conduit between buildings
         Gutters over front and rear entrances
         Exterior Loading Docks as specified on plans
         Water Supply stubbed to concrete floors (first floor of each Building only)
         Sewer and Waste Piping stubbed to concrete floors
         Roof drainage
         Gas piping
         Electric service panel (including 4,000 amps of 480 volt three phase power to each building)
         Telephone and computer conduits between buildings
Any items required by governmental agencies to obtain a Notice of Completion for the Shell

All governmental fees applying to the exterior Premises and Shell

                  The following shall be considered interior improvement costs and shall be the responsibility of the Lessee subject to the tenant improvement allowance as provided in the Lease:

Interior Building Permits
Gypsum drywall
Ceramic Tile or Slate Tile in Lobbies
Quarry Tile as specified
Flag Pole
Metal door framing
All interior Wood doors and Hardware
Custom Woodwork
Specialized Security construction
Interior Glass doors and windows
Acoustical Treatment (suspended ceiling)
Resilient flooring
Any Special flooring
Carpeting
Fire Resistant Coatings applied to the interior of the Building Shell Interior Painting
Wall Coverings including Ceramic Tiles
Drapery, blinds or shades
Pedestal floors
Toilet Compartments
Demountable partitions
Firefighting devices (Extinguishers)
Toilet and bath accessories
Lifts (Dock levelers)
Plumbing fixtures and trims
Interior electrical distribution
Lighting
Electrical controls
Electrical Power Equipment
Built-in Audio Visual facilities
Built-in Projection Screens
Water Treatment Discharge
Sinks in Coffee Rooms
Lunch Room plumbing for vending machines
Specialized security systems
Specialized Halon Fire Extinguishing systems

Fire sprinkler heads and drops
Specialized caging
Special piping for Tank Farm (if installed)
Hot water heating system
Cool water system
HVAC units inclusive of roof screening walls for air conditioning units Ducting and Controls
Air Tempering System